                        RRUN Staff Consultant Memorandum

By and Between:
     RRUN Ventures Network Inc.       herein known as ("RRUN" or "The Company")
     62 W. 8th Avenue, 4th Floor,
     Vancouver, BC
     Canada   V5Y 1M7
And
     Jason Thompson                          herein known as ("JT" or "Wild Ghost
     (dba Wild Ghost Studios)                Studios")
     #5 - 744 W 7th Avenue
     Vancouver, BC
     Canada  V5Z 1B8

ON this the 1st day of January, 2002.

WHEREAS RRUN is desirous of engaging JT as an independent Staff
Consultant and JT is desirous of performing as an independent Staff Consultant for RRUN as per the following terms and conditions;

1) Services 1.1) JT will provide Independent Staff Consultant services to RRUN
(details as per Schedule A), including but not limited to: - Digital
Interactive Design and Production and art Direction; - Product Development
(Creative); - Venture Development (Creative); 1.2) It is understood by both parties that during the term of this Memorandum JT will be considered a
"Staff Consultant" defined as a consultant that affords the Company with the first right to purchase and subsequently benefit from his/her services during the Term. Under this Memorandum "First Right" shall be defined as all services required by the Company of JT during the Term shall take precedent over services of other Clients of JT.

2) Compensation

   2.1) RRUN will compensate JT for the above mentioned services as per the following:

   2.2.)Cash Compensation of CDN $52,000 / year plus GST (See terms Schedule B)

   2.3) Reimbursement or advancement of reasonable expenses related to the services rendered hereunder.

   2.4) Consideration for Stock Options Grants or Warrants Grants* (See
        Schedule B)

3) Term 3.1) The Term of this Memorandum will be for a term of one year until
December 31, 2002 and renewable on Jan 1, 2003 for an additional one year term. - Terms of this Memorandum will continue to stand for all consequent renewal terms unless specified. 3.2) This Memorandum may be replaced at the option of RRUN by a long form consultant or employment agreement. 3.3)
During the term RRUN reserves the right to conduct periodic reviews of services provided by JT to RRUN.

4) Termination Either party has the right to terminate this agreement at any time. RRUN must provide JT with 15 days notice of termination. JT must provide RRUN with 30 days notice of termination.

5) Rights Granted to RRUN

   5.1) RRUN retains 1st rights to intellectual property developed by JT during the Term (excluding those properties which fall under the Wild
        Ghost Studios' Intellectual Property Scope of business - (refer to
        Schedule C)

   5.2) During the term RRUN retains a 90 day 1st right to make and equity based investment into Wild Ghost Studios.

   5.3) RRUN and JT agree to form a Property Development Partnership for commercially viable properties developed by JT for RRUN during the
        Term as per section 5.1 above. Property Development Partnership is defined in Schedule D.

THIS Memorandum is governed by the laws of the province of British Columbia.

Agreed and Accepted on the date above written:

/s/ Ray A. Hawkins                              /s/ Jason Thompson
---------------------------------               --------------------------------
RRUN Ventures Network Inc.                          Jason Thompson
Authorized Signatory

Schedule A- Scope of Services

- Creative Direction/Strategic Development of marketing materials for the
RRUN family of companies

- Creative Direction/Architecture Design of online presences for the RRUN family of companies

- Production Services: graphic design, audio production, video production, 3D design and animation

- Venture Development: Leadership, Producer, Hiring, Management, Team
Building: DIG Media Labs

- User Experience Strategizing for RRUN family products

- Functionality Architecture for RRUN family products

- Product Property Conceptualization and Development

- Creative Consulting: Interactive Entertainment

Schedule B - Cash Compensation Terms

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Cash Compensation Terms
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Total       CDN$ 52,000 / year plus GST

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Billing     Invoiced to RRUN Monthly at rate of CDN $1000.00/week. All payments to be made to Jason Thompson dba Wild Ghost
Studios or Wild Ghost Studios.

Note:*During the Term the Company will consider JT eligible for Grants of Stock Options or Warrants.

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Schedule C - Wild Ghost Studios Intellectual Property Scope

Wild Ghost Studios conceives and develops next generation interactive entertainment systems. Wild Ghost is focused on making use of the latest technologies and concepts to create new storytelling environments, generate multi-user virtual worlds, and elevate the immersiveness of the user experience of interactive content. WGS conceptualizes online and offline interactive entertainment properties, including computer games, VR, augmented reality entertainment and interactive story-telling systems.

Schedule D - Property Development Partnership Definition

A property development partnership is an ongoing and flexible co-development relationship represented by the mutual participation of both parties in the production of independent properties in which they have varying degrees of interest. The precise nature of a particular partnership agreement is property variant, however will be structured in accordance with the following assumptions:

a) Each party accords the other preferred status. This represents the high degree of shared and mutual interests. Preferred status may or may not result in one or both parties waiving certain fees associated with business development, creative development, management consulting, internal service rendering, equipment usage, marketing services, advertising, market research, etc. It is the understanding of both parties that the relationship confers benefits (e.g.: preferred in-house client results in a reduced cost of customer acquisition.) and represents a level of mutual interest that precludes competitive behavior.

b) Both parties share in the property assets, as represented by: equity positions in a third party holding company; ownership of intellectual property; royalties; profit sharing, etc.

c) Each party has a limited stake in the other, again, as represented by the potential asset sharing particulars above.

d) Both parties will seek to promote the success of the mutual held property by direct participation and by the leveraging of their individually held assets to the degree that such collaboration is legal under local governmental anti-combines policy.